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                                   EXHIBIT 23.1



                          Consent of Independent Auditors

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 1996 (except for Note 14, as to which the date is July 29, 1996), in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-14055) and related Prospectus of Strategia Corporation for the registration of 1,500,000 shares of its common stock.


                                                Ernst & Young LLP


Louisville, Kentucky
January 29, 1997